Exhibit 99.1

Focus Universal Inc. Announces Listing

Transfer to Nasdaq Capital Market

ONTARIO, CA / September 20, 2024 / Focus Universal Inc. (NASDAQ: FCUV) ("Focus" or the "Company"), a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G, announced today that it has received approval from Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) to transfer the listing from the Nasdaq Global Market to the Nasdaq Capital Market. The Company’s securities will be transferred to the Capital Market at the opening of business on September 23, 2024.

The Nasdaq Capital Market is a continuous trading market that operates in the same manner as The Nasdaq Global Market. Therefore, the Company’s shares continue to trade under the ticker symbol “FCUV” and are not affected by this listing transfer. The approval by Nasdaq was based upon the Company meeting the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market, except for the minimum bid price requirement.

In connection with the transfer to the Nasdaq Capital Market, Nasdaq granted the Company an additional 180-day period to regain compliance with the requirement set forth in Nasdaq Listing Rule 5450(a)(1) that the bid price of the Company’s shares meet or exceed $1.00 per share for at least ten consecutive business days. The Company intends to continue actively monitoring the bid price and consider available options to regain compliance with the minimum bid price requirement.

Desheng Wang, CEO of Focus Universal Inc. commented, "We look forward to continuing our growth and development of our company on Nasdaq. Of note, we also have recently felt the strong support from existing shareholders, new shareholders, and clients, as recently we brought in approximately $2.49 million in direct investment amidst tough markets. Proceeds from the offerings will be used to continue to build and launch the new software product platform under Lusher Inc. Focus Universal has been showcasing its advanced SEC financial reporting automation technology, which offers full automation and operates 1000 times faster than traditional manual methods, of which we are very proud of the development, the enthusiastic support upon viewing, and most of all, the large market potential."

About Focus Universal:

Focus Universal Inc. (NASDAQ: FCUV) is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed five disruptive patented technology platforms with 28 patents and patents pending in various phases and 8 trademarks pending in various phases to solve the major problems facing hardware and software design and production within the industry today. These technologies combined to have the potential to reduce costs, product development timelines and energy usage while increasing range, speed, efficiency, and security. Focus currently trades on the Nasdaq Global Market and will transfer to the Nasdaq Capital Market on September 23, 2024.

1

Forward-Looking Statements:

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the "Risk Factors" section of the preliminary prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For investor and media inquiries, please contact:

Skyline Corporate Communications Group, LLC
Lisa Gray
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835

For company inquiries, please contact:

Investor Relations
626-272-3883
ir@focusuniversal.com

2